SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) April 26, 2001



                             WASHINGTON MUTUAL, INC.
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             (Exact name of registrant as specified in its charter)

            Washington              1-14667                91-1653725
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     (State or other         (Commission File No.)        (I.R.S. Employer
       jurisdiction                                       Identification No.)
      of incorporation)



                                1201 Third Avenue
                            Seattle, Washington 98101
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              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:    (206) 461-2000
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


         Item 9.  Regulation FD Disclosure.

         Registrant issued the following press release on April 26, 2001.

Washington Mutual Completes Pricing of Trust Preferred Income Equity Redeemable Securities

               SEATTLE - Washington Mutual, Inc. (NYSE: WM) today announced the company has priced $1 billion of Trust Preferred Income Equity Redeemable Securities (PIERS), and provided the underwriter with a 30-day option to purchase up to an additional $150,000,000 to cover over-allotments. The offering is scheduled to close on April 30, 2001.

               The offering includes a trust preferred security and a warrant to purchase Washington Mutual common stock. Each warrant gives the holder the right to purchase .8054 shares of Washington Mutual common stock at an effective exercise price of $62.08 per share, representing a conversion premium of 26.25 percent over the closing price of Washington Mutual common stock of $49.17 on April 24, 2001. The warrants and the preferred securities are noncallable for five years.

               Under the terms of the offering, the PIERS have a maturity of 40 years, with a coupon of 5.375 percent.

               Washington Mutual expects to use the proceeds from the offering for general corporate purposes.

               The securities offered will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                   WASHINGTON MUTUAL, INC.


                                   By:      /s/ Fay L. Chapman
                                            -------------------
                                            Fay L. Chapman
                                            Senior Executive Vice President and
                                            General Counsel

         Date:April 26, 2001